                                 Exhibit 4(d)

                               THIRD AMENDMENT
                                     TO
                   AMENDED AND RESTATED FINANCING AGREEMENT


          THIS THIRD AMENDMENT (this "Amendment") dated as of May 11, 1999 is entered into by and among Keller Graduate School Management, Inc., a Delaware corporation (the "Borrower"), the financial institutions who are party to the Credit Agreement referred to below (the "Lenders") and Bank of America National Trust and Savings Association (as successor by merger to Bank of America Illinois), as Agent for the Lenders (herein, in such capacity, the "Agent").

                            W I T N E S S E T H:

          WHEREAS, the Borrower, the Lenders and the Agent are parties to a certain Amended and Restated Financing Agreement dated as of June 12, 1996 (as heretofore amended, called the "Credit Agreement"; terms used but not otherwise defined herein are used herein as defined in the Credit Agreement);

          WHEREAS, the Borrower desires to extend the Termination Date of the Credit Agreement by one year; and

          WHEREAS, subject to the terms and conditions set forth herein the Agent and the Lenders are willing to so amend the Credit Agreement.

          NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Borrower, the Agent and the Lenders hereby agree as follows:

          SECTION 1.  AMENDMENTS.

          In reliance on the Borrower's warranties set forth in Section 2 below, as of the date hereof paragraph 18(A) of the Credit Agreement is hereby amended to read in its entirety as follows:

          "(A) Term. This Agreement shall terminate on August 1, 2001 ("Termination Date"), subject to the terms and provisions of Paragraph 22
     (E) and of any other provisions of this Agreement or any other Loan\ Document which specifically provides for this continuation of obligations, duties, representations and warranties beyond such termination. Upon the Termination Date, all of Borrower's Obligations to Agent and each Lender, whether or not incurred under this Agreement, or any amendment or supplement thereto, under any Revolving Note, any other Loan Document or otherwise, shall become immediately due and payable without notice or demand."

          SECTION 2.  WARRANTIES.

          To induce the Agent and the Lenders to enter into this Amendment, the Borrower warrants to the Agent and the Lenders as of the date hereof that:

          (a) The representations and warranties contained in the Credit Agreement and Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date); and

          (b)  No Default or Event of Default has occurred and is continuing.

          SECTION 3.  GENERAL.

          (c) As hereby modified, the Credit Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

          (d) This Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lenders and the Agent and respective successors and assigns of the Lenders and the Agent.

          (e) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

Delivered at Chicago, Illinois, as of the date and year first above written.

                              KELLER GRADUATE SCHOOL OF
                              MANAGEMENT, INC.

                              By:
                                 Title:


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as Agent

                              By:
                                 Title:


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as Lender

                              By:
                                 Title:


                              THE NORTHERN TRUST COMPANY

                              By:
                                 Title:


                              HARRIS TRUST AND SAVINGS BANK

                              By:
                                 Title:

      The undersigned hereby (i) acknowledge the foregoing amendments, (ii) acknowledge that their respective Guaranties continue to guaranty the obligations of the Borrower arising under the Credit Agreement, as amended hereby and (iii) and reaffirm their respective duties and obligations arising under the Loan Documents to which each is a party.

                              DEVRY, INC.

                              By:
                              Its:


                              BECKER CPA REVIEW CORP. (f/k/a
                              DEVRY CPA REVIEW CORP.)

                              By:
                              Its:


                              DEVRY/BECKER EDUCATIONAL
                              DEVELOPMENT CORP. (f/k/a DEVRY
                              EDUCATIONAL DEVELOPMENT CORP.)

                              By:
                              Its:


                              DEVRY EDUCATIONAL PRODUCTS, INC.

                              By:
                              Its:


                              DEVRY EDUCATIONAL DEVELOPMENT CORP.
                              By:
                              Its:


                              BECKER CPA REVIEW, INC.

                              By:
                              Its: